UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-18222	87-0432572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

From Intel Office, 800 meters West, 200 meters North and 300 meters West

City La Ribera de Belen, Heredia, Costa Rica

(Address of principal executive offices)

Registrant’s telephone number, including area code: (506) 298-1880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 19, 2006, Rica Foods, Inc. (the “Company”) received a notice from the Committee on Securities of the American Stock Exchange that the Committee had affirmed the decision of the Listing Qualifications Panel to delist the Company’s common stock from AMEX pursuant to Rule 1003(d) of the Amex Company Guide. As previously announced, the staff of the Listing Qualifications Department had initiated delisting procedures due to the Company’s delinquency in filing required reports with the Securities and Exchange Commission.

The Company intends to seek quotation of its securities on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, to the extent market makers demonstrate an interest in trading in the Company’s common stock. However, the Company can give no assurance that trading in its stock will commence on the Pink Sheets or in any other forum. In addition, the Company may not be able to satisfy certain requirements of the Pink Sheets or other trading forums until it becomes current with the filing of its required SEC reports.

On June 27, 2006, the Company issued a press release to announce this event. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 3.01 by reference.

Item 9.01 Financial Statements and Exhibits

(c) The Company hereby files the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 27, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2006	RICA FOODS, INC.

	By:	/s/ Gustavo Barboza
Gustavo Barboza
Chief Financial Officer
(Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 27, 2006

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